UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                                 Six Flags, Inc.
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                (Name of Registrant as Specified in its Charter)

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                                 SIX FLAGS, INC.
                           11501 Northeast Expressway
                          Oklahoma City, Oklahoma 73131

         YOUR VOTE AT THIS ANNUAL MEETING OF SHAREHOLDERS IS IMPORTANT!

                                                                    June 6, 2005

Dear Fellow Shareholder:

           Our records indicate that you have not yet voted your shares for the very important 2005 annual meeting of shareholders to be held on June 28, 2005.

           WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO CAST YOUR VOTE USING THE ENCLOSED PROXY AS SOON AS POSSIBLE.

           At the annual meeting, you are being asked to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 150 million shares to 210 million shares. You are also being asked to elect seven directors and ratify auditors.

           THE SIX FLAGS BOARD HAS UNANIMOUSLY APPROVED THE CAPITAL SHARE INCREASE AND RECOMMENDS THAT SIX FLAGS SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL.

YOUR VOTE IS IMPORTANT!

           Because approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding Six Flags common shares, your vote is crucial, no matter how few or how many shares you may own.

           YOUR FAILURE TO VOTE WILL HAVE THE SAME RESULT AS A VOTE AGAINST THE PROPOSAL, SO WE URGE ALL SHAREHOLDERS TO TAKE A MOMENT NOW TO VOTE THEIR PROXY IN FAVOR OF THE CAPITAL SHARE INCREASE.

PLEASE VOTE TODAY!

           For your convenience we have enclosed a duplicate proxy form. We have also made arrangements to allow you to vote via telephone or internet by following the instructions listed on the proxy form. We hope that we can count on your support for the proposed capital share increase. If you have any questions, or need assistance in voting your shares, we encourage you to call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.

           We look forward to seeing you at the annual meeting.

Sincerely,

/s/ Walter S. Hawrylak

Walter S. Hawrylak
Secretary